Exhibit 99.1

Xometry Reports Second Quarter 2024 Results

•
Q2 revenue increased 19% year-over-year to a record $133 million driven by marketplace growth of 25% year-over-year.
•
Q2 gross profit increased 21% year-over-year to a record $52.9 million with a record 39.9% gross margin.
•
Q2 marketplace gross profit increased 33% year-over-year. Q2 marketplace gross margin increased 180 basis points year-over-year to a record 33.5%. Q2 supplier services gross margin increased 910 basis point to 88.9% driven by increased focus on the high gross margin Thomas marketing and advertising services business.
•
Q2 Adjusted EBITDA improved 70% year-over-year to a loss of $2.6 million. Q2 Adjusted EBITDA loss represented 2.0% of revenue.
•
2024 growth initiatives include: expanding buyer and supplier networks; driving deeper enterprise engagement; further expanding the marketplace menu; growing internationally and enhancing supplier services.

NORTH BETHESDA, MD., August 8, 2024 /Globe Newswire/-- Xometry, Inc. (NASDAQ:XMTR), the global AI-powered marketplace connecting enterprise buyers with suppliers of manufacturing services, today reported financial results for the second quarter ended June 30, 2024.

“We delivered record revenue, record gross profit and record gross margins as our AI-powered marketplace continues to gain market share,” said Randy Altschuler, Xometry’s CEO. “In Q2 2024, we grew our marketplace revenue 25%, with accelerated growth in the U.S. and a record 33.5% marketplace gross margin as more customers turn to Xometry for their supply chain solutions. The combination of data-driven AI and supplier network expansion will fuel robust growth and continued margin improvement.”

“We delivered another strong quarter with better-than-expected results driven by improving marketplace gross margin and significant operating leverage,” said James Miln, Xometry’s CFO. “This resulted in a 70% improvement in our Adjusted EBITDA loss to $2.6 million, or 2.0% of revenue. We remain focused on our path to Adjusted EBITDA profitability.”

Second Quarter 2024 Financial Highlights

•
Total revenue for the second quarter 2024 was $133 million, an increase of 19% year-over-year.
•
Marketplace revenue for the second quarter of 2024 was $117 million, an increase of 25% year-over-year.
•
Supplier services revenue for the second quarter of 2024 was $15.3 million, a decrease of 13% year-over-year driven primarily by the exit of the lower-margin tools and materials business and non-core supplier services.
•
Total gross profit for the second quarter 2024 was $52.9 million, an increase of 21% year-over-year.
•
Marketplace Active Buyers increased 27% from 48,340 as of June 30, 2023 to 61,530 as of June 30, 2024.
•
Marketplace Accounts with Last Twelve-Months Spend of at least $50,000 increased 24% from 1,159 as of June 30, 2023 to 1,436 as of June 30, 2024.
•
Active Paying Suppliers decreased 7% from 7,553 as of June 30, 2023 to 6,992 as of June 30, 2024.
•
Net loss attributable to common stockholders was $13.7 million for the quarter, a decrease of $12.9 million year-over-year. Net loss for Q2 2024 included $8.1 million of stock-based compensation, $0.8 million of payroll tax expense related to stock-based compensation and $3.3 million of depreciation and amortization expense.
•
Adjusted EBITDA was negative $2.6 million for the quarter, reflecting an improvement of $6.0 million year-over-year.

Second Quarter 2024 Business Highlights

•
Developed new auto-quote categories. Xometry is now beta-testing new auto-quote tube-bending and tube-cutting processes within Xometry’s AI-powered marketplace which we expect to release later in Q3. Xometry is leveraging Google Cloud Vertex AI to accelerate the development of new instant-quoting capabilities.
•
Expanded offerings in the Asia Pacific region, including new English-speaking countries Australia, Singapore and New Zealand through an upgraded xometry.asia site. In China, Xometry also launched enhanced customer service capabilities on its WeChat mini app for buyers to quote, order and track deliveries.
•
Expanded European marketplace menu with new finishes and materials. For CNC, Xometry Europe added 11 new materials including new steel and aluminum grades. Additionally, the EU site expanded its finishing options for 3D printing. Xometry Europe now offers localized marketplaces in 15 different languages.

Financial Summary

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change

Consolidated
Revenue	$132,595	$111,008	19%	$255,285	$216,334	18%
Gross profit	52,877	43,556	21%	100,779	82,925	22%
Net loss attributable to common stockholders	(13,697)	(26,554)	48%	(30,313)	(44,898)	32%
EPS, basic and diluted, of Class A and Class B common stock	(0.28)	(0.55)	49%	(0.62)	(0.94)	34%
Adjusted EBITDA(1)	(2,634)	(8,658)	70%	(10,093)	(20,425)	51%
Non-GAAP net loss(1)	(606)	(6,627)	91%	(6,348)	(16,393)	61%
Non-GAAP EPS, basic and diluted(1), of Class A and Class B common stock	(0.01)	(0.14)	93%	(0.13)	(0.34)	62%

Marketplace
Revenue	$117,287	$93,511	25%	$224,473	$180,191	25%
Cost of revenue	78,024	63,914	(22)%	150,931	125,661	(20)%
Gross Profit	$39,263	$29,597	33%	$73,542	$54,530	35%
Gross Margin	33.5%	31.7%	1.8%	32.8%	30.3%	2.5%

Supplier services
Revenue	$15,308	$17,497	(13)%	$30,812	$36,143	(15)%
Cost of revenue	1,694	3,538	52%	3,575	7,748	54%
Gross Profit	$13,614	$13,959	(2)%	$27,237	$28,395	(4)%
Gross Margin	88.9%	79.8%	9.1%	88.4%	78.6%	9.8%

(1)
These non-GAAP financial measures, and the reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics(2):

	As of June 30,
	2024	2023	% Change

Active Buyers(3)	61,530	48,340	27%
Percentage of Revenue from Existing Accounts(3)	96%	96%
Accounts with Last Twelve-Months Spend of at Least $50,000(3)	1,436	1,159	24%
Active Paying Suppliers(3)	6,992	7,553	(7)%

(2)
These key operating metrics are for Marketplace and Supplier Services. See “Key Terms for our Key Metrics and Non-GAAP Financial Measures” below for definitions of these metrics.
(3)
Amounts shown for Active Buyers, Accounts with Last Twelve-Months Spend of at Least $50,000, and Active Paying Suppliers are as of June 30, 2024 and 2023, and Percentage of Revenue from Existing Accounts is presented for the quarters ended June 30, 2024 and 2023.

Financial Guidance and Outlook:

	Q3 2024
	(in millions)
	Low	High
Revenue	$136	$138
Adjusted EBITDA	$(3.5)	$(1.5)

•
Expect Q3 2024 revenue growth of 14%-16% year-over-year to $136-$138 million.
•
Expect Q3 2024 Adjusted EBITDA loss of $1.5-$3.5 million.
•
Reaffirm fiscal 2024 marketplace revenue growth of at least 20% year-over-year and expect supplier services revenue to be down approximately 10% year-over-year.
•
For fiscal 2024, we expect improved operating leverage as compared to fiscal 2023, partly offset by international and enterprise growth investments.

Xometry’s third quarter 2024 and full year 2024 financial outlook is based on a number of assumptions that are subject to change and many of which are outside of its control. If actual results vary from these assumptions, Xometry’s expectations may change. There can be no assurance that Xometry will achieve these results.

Reconciliation of Adjusted EBITDA on a forward-looking basis to net loss, the most directly comparable GAAP measure, is not available without unreasonable efforts due to the high variability and complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Xometry’s stock price. Xometry expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. (“Xometry”, the “Company”, “we” or “our”) uses Adjusted EBITDA, non-GAAP net loss and non-GAAP Earnings Per Share basic and diluted, which are considered non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, nor superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. Additionally, non-GAAP financial measures do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

Marketplace revenue: includes the sale of parts and assemblies on our platform.

Supplier service revenue: includes the sales of marketing and advertising services and, to a lesser extent, financial service products, SaaS-based solutions and the sale of tools and materials, which was discontinued during the second quarter of 2023.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our marketplace. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months. We adjusted the number of our Q2 2023 active buyers in 2024 to reflect an immaterial correction.

Active Suppliers: The Company defines “suppliers” as individuals or businesses that have been approved by us to either manufacture a product on our platform for a buyer or have utilized our supplier services, including our digital marketing services, data services, financial services or tools and materials. The Company defines Active Suppliers as suppliers that have used our platform at least once during the last twelve months to manufacture a product or buy tools or materials.

Percentage of Revenue from Existing Accounts: The Company defines an “account” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of At Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of At Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

Active Paying Suppliers: The Company defines Active Paying Suppliers as individuals or businesses who have purchased one or more of our supplier services, including digital marketing services, data services, financial services or tools and materials on our platforms, during the last twelve months.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA): The Company defines Adjusted EBITDA as net loss, adjusted for interest expense, interest and dividend income and other expenses, provision (benefit) for income taxes, and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, amortization of lease intangible, stock-based compensation, payroll tax expense related to stock-based compensation, lease abandonment, charitable contributions of common stock, income from unconsolidated joint venture, impairment of assets, restructuring charge, costs to exit the tools and materials business and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP net loss: The Company defines non-GAAP net loss as net loss adjusted for depreciation and amortization, stock-based compensation, payroll tax expense related to stock-based compensation, amortization of lease intangible, amortization of deferred costs on convertible notes, loss (gain) on sale of property and equipment, charitable contributions of common stock, lease abandonment and termination, impairment of assets, restructuring charge, costs to exit the tools and materials business and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP Earnings Per Share, basic and diluted (Non-GAAP EPS, basic and diluted): The Company calculates non-GAAP earnings per share, basic and diluted as non-GAAP net loss divided by weighted average number of shares of common stock outstanding.

Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA, non-GAAP net loss and non-GAAP EPS, basic and diluted, provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

About Xometry

Xometry’s (NASDAQ:XMTR) AI-powered marketplace, popular Thomasnet® industrial sourcing platform and suite of cloud-based services are rapidly digitizing the $2 trillion manufacturing industry. Xometry provides manufacturers the critical resources they need to grow their business and makes it easy for buyers to create locally resilient supply chains. The Xometry Instant Quoting Engine® leverages millions of pieces of data to analyze complex parts in real-time, matches buyers with the right suppliers globally, and provides accurate pricing and lead times. Learn more at www.xometry.com or follow @xometry.

Conference Call and Webcast Information

The Company will host a conference call and webcast to discuss the results at 8:30 a.m. ET (5:30 a.m. PT) on August 8, 2024. In addition to its press release announcing its second quarter 2024 financial results, Xometry will release an earnings presentation, which will be available on its investor website at investors.xometry.com.

Xometry, Inc. Second Quarter 2024 Earnings Presentation and Conference Call

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Thursday, August 8, 2024
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8:30 a.m. Eastern / 5:30 a.m. Pacific
•
To access the webcast use the following link: https://register.vevent.com/register
•
You may also visit the Xometry Investor Relations Homepage at investors.xometry.com to listen to a live webcast of the call

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the third quarter and full year of 2024; our expectations regarding our growth and margin expansion; our ability to achieve profitability; and statements regarding our strategy, products and platform capabilities. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, our ability to forecast our performance due to our limited operating history, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, our brand and reputation, and the impact of fluctuations in general macroeconomic conditions, such as fluctuations in inflation and rising interest rates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Matthew Hutchison Corporate Communications for Xometry 415-583-2119 matthew.hutchison@xometry.com

Xometry, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$22,071	$53,424
Marketable securities	218,833	215,352
Accounts receivable, less allowance for credit losses of $2.8 million and $2.4 million as of June 30, 2024 and December 31, 2023	71,067	70,102
Inventory	2,871	2,885
Prepaid expenses	6,057	5,571
Other current assets	6,508	8,897
Total current assets	327,407	356,231
Property and equipment, net	39,650	35,637
Operating lease right-of-use assets	10,212	12,251
Investment in unconsolidated joint venture	4,144	4,114
Intangible assets, net	33,948	35,768
Goodwill	262,798	262,915
Other assets	467	471
Total assets	$678,626	$707,387
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,246	$24,710
Accrued expenses	43,230	41,845
Contract liabilities	9,047	7,357
Income taxes payable	1,330	2,484
Operating lease liabilities, current portion	6,660	6,799
Total current liabilities	70,513	83,195
Convertible notes	282,699	281,769
Operating lease liabilities, net of current portion	7,883	10,951
Deferred income taxes	260	275
Other liabilities	287	778
Total liabilities	361,642	376,968
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares; zero shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Class A Common stock, $0.000001 par value. Authorized; 750,000,000 shares; 46,322,810 shares and 45,489,379 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Class B Common stock, $0.000001 par value. Authorized; 5,000,000 shares; 2,676,154 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	665,555	648,317
Accumulated other comprehensive income	464	855
Accumulated deficit	(350,185)	(319,872)
Total stockholders’ equity	315,834	329,300
Noncontrolling interest	1,150	1,119
Total equity	316,984	330,419
Total liabilities and stockholders’ equity	$678,626	$707,387

Xometry, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenue	$132,595	$111,008	$255,285	$216,334
Cost of revenue	79,718	67,452	154,506	133,409
Gross profit	52,877	43,556	100,779	82,925
Sales and marketing	27,487	22,666	54,687	45,105
Operations and support	14,173	14,220	28,220	26,828
Product development	10,018	8,922	19,608	17,047
General and administrative	16,488	25,582	31,410	41,539
Impairment of assets	-	219	-	246
Total operating expenses	68,166	71,609	133,925	130,765
Loss from operations	(15,289)	(28,053)	(33,146)	(47,840)
Other income (expenses)
Interest expense	(1,188)	(1,193)	(2,377)	(2,391)
Interest and dividend income	2,762	2,959	5,494	5,654
Other expenses	(233)	(576)	(620)	(559)
Income from unconsolidated joint venture	234	237	331	303
Total other income	1,575	1,427	2,828	3,007
Loss before income taxes	(13,714)	(26,626)	(30,318)	(44,833)
Benefit (provision) for income taxes	10	67	10	(69)
Net loss	(13,704)	(26,559)	(30,308)	(44,902)
Net (loss) income attributable to noncontrolling interest	(7)	(5)	5	(4)
Net loss attributable to common stockholders	$(13,697)	$(26,554)	$(30,313)	$(44,898)
Net loss per share, basic and diluted, of Class A and Class B common stock	$(0.28)	$(0.55)	$(0.62)	$(0.94)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted, of Class A and Class B common stock	48,840,100	47,865,990	48,709,040	47,783,235

Net loss	$(13,704)	$(26,559)	$(30,308)	$(44,902)
Comprehensive loss:
Foreign currency translation	92	224	(365)	359
Total other comprehensive income (loss)	92	224	(365)	359
Comprehensive loss	(13,612)	(26,335)	(30,673)	(44,543)
Comprehensive income attributable to noncontrolling interest	2	19	31	24
Total comprehensive loss attributable to common stockholders	$(13,614)	$(26,354)	$(30,704)	$(44,567)

Xometry, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(30,308)	$(44,902)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,409	5,461
Impairment of assets	—	246
Reduction in carrying amount of right-of-use asset	2,202	12,179
Stock based compensation	14,161	10,492
Revaluation of contingent consideration	137	187
Income from unconsolidated joint venture	(42)	(203)
Donation of common stock	657	370
(Gain) loss on sale of property and equipment	(23)	92
Inventory write-off	—	223
Amortization of deferred costs on convertible notes	930	930
Deferred taxes benefit	(15)	(44)
Changes in other assets and liabilities:
Accounts receivable, net	(1,293)	(8,308)
Inventory	(33)	5
Prepaid expenses	(495)	1,417
Other assets	2,593	(2,546)
Accounts payable	(14,428)	(50)
Accrued expenses	1,519	2,743
Contract liabilities	1,719	1,470
Lease liabilities	(3,371)	(2,369)
Income taxes payable	(1,154)	—
Net cash used in operating activities	(20,835)	(22,607)
Cash flows from investing activities:
Purchases of marketable securities	(13,481)	(5,641)
Proceeds from sale of marketable securities	10,000	30,000
Purchases of property and equipment	(8,750)	(8,492)
Distributions in excess of earnings	12	—
Proceeds from sale of property and equipment	79	223
Cash paid for business combination, net of cash acquired	—	(3,349)
Net cash (used in) provided by investing activities	(12,140)	12,741
Cash flows from financing activities:
Proceeds from stock options exercised	1,795	1,144
Net cash provided by financing activities	1,795	1,144
Effect of foreign currency translation on cash and cash equivalents	(173)	(202)
Net decrease in cash and cash equivalents	(31,353)	(8,924)
Cash and cash equivalents at beginning of the period	53,424	65,662
Cash and cash equivalents at end of the period	$22,071	$56,738
Supplemental cash flow information:
Cash paid for interest	$1,438	$1,438
Non-cash investing and financing activities:
Non-cash purchase of property and equipment	66	—
Non-cash consideration in connection with business combination	—	1,593

Xometry, Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted EBITDA:
Net loss	$(13,704)	$(26,559)	$(30,308)	$(44,902)
Add (deduct):
Interest expense, interest and dividend income and other expenses	(1,341)	(1,190)	(2,497)	(2,704)
Depreciation and amortization(1)	3,256	2,895	6,409	5,461
Amortization of lease intangible	180	257	360	590
(Benefit) provision for income taxes	(10)	(67)	(10)	69
Stock-based compensation(2)	8,125	5,798	14,161	10,492
Payroll tax expense related to stock-based compensation(3)	780	—	780	—
Lease abandonment(4)	—	8,706	—	8,706
Acquisition and other(5)	—	196	686	226
Charitable contribution of common stock	314	—	657	370
Income from unconsolidated joint venture	(234)	(237)	(331)	(303)
Impairment of assets	—	219	—	246
Restructuring charge(6)	—	738	—	738
Costs to exit the tools and materials business	—	586	—	586
Adjusted EBITDA	$(2,634)	$(8,658)	$(10,093)	$(20,425)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Non-GAAP Net Loss:
Net loss	$(13,704)	$(26,559)	$(30,308)	$(44,902)
Add (deduct):
Depreciation and amortization(1)	3,256	2,895	6,409	5,461
Stock-based compensation (2)	8,125	5,798	14,161	10,492
Payroll tax expense related to stock-based compensation(3)	780	—	780	—
Amortization of lease intangible	180	257	360	590
Amortization of deferred costs on convertible notes	466	464	930	930
Acquisition and other(5)	—	196	686	226
(Gain) loss on sale of property and equipment	(23)	1	(23)	92
Charitable contribution of common stock	314	—	657	370
Lease abandonment and termination(4)	—	8,778	—	8,778
Impairment of assets	—	219	—	246
Restructuring charge(6)	—	738	—	738
Costs to exit the tools and materials business	—	586	—	586
Non-GAAP Net Loss	$(606)	$(6,627)	$(6,348)	$(16,393)
Weighted-average number of shares outstanding used to compute Non-GAAP Net Loss per share, basic and diluted, of Class A and Class B common stock	48,840,100	47,865,990	48,709,040	47,783,235

EPS, basic and diluted, of Class A and Class B common stock	$(0.28)	$(0.55)	$(0.62)	$(0.94)
Non-GAAP EPS, basic and diluted, of Class A and Class B common stock	$(0.01)	$(0.14)	$(0.13)	$(0.34)

(1)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(2)
Represents the non-cash expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(3)
In the second quarter of 2024, we changed the definition of Adjusted EBITDA and Non-GAAP Net Loss to exclude payroll tax expense related to stock-based compensation. For prior periods, this amount was considered de minimis and, accordingly, we have not adjusted the Adjusted EBITDA or Non-GAAP Net Loss amounts for such periods.
(4)
Amount is recorded in general and administrative and/or other expenses.
(5)
Includes adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.
(6)
Costs associated with the May 2023 reduction in workforce.

Xometry, Inc. and Subsidiaries

Segment Results

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Segment Revenue:
U.S.	$112,166	$95,433	$215,529	$189,336
International	20,429	15,575	39,756	26,998
Total revenue	$132,595	$111,008	$255,285	$216,334

Segment Net Loss:
U.S.	$(7,114)	$(22,912)	$(18,932)	$(35,849)
International	(6,583)	(3,642)	(11,381)	(9,049)
Total net loss attributable to common stockholders	$(13,697)	$(26,554)	$(30,313)	$(44,898)

Xometry, Inc. and Subsidiaries

Supplemental Information

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Summary of Stock-based Compensation Expense and Payroll Taxes Related to Stock-based Compensation Expense
Sales and marketing	$2,567	$1,185	$4,087	$2,237
Operations and support	2,492	2,038	4,584	3,735
Product development	2,088	1,390	3,504	2,466
General and administrative	1,758	1,185	2,766	2,054
Total stock-based compensation expense and payroll taxes related to stock-based compensation	$8,905	$5,798	$14,941	$10,492

Summary of Depreciation and Amortization Expense
Cost of revenue	$181	$38	$366	$82
Sales and marketing	796	793	1,593	1,584
Operations and support	37	78	73	90
Product development	2,017	1,393	3,930	2,704
General and administrative	225	593	447	1,001
Total depreciation and amortization expense	$3,256	$2,895	$6,409	$5,461

Summary of Restructuring Charge
Sales and marketing	$-	$224	$-	$224
Operations and support	-	230	-	230
Product development	-	117	-	117
General and administrative	-	167	-	167
Total restructuring charge	$-	$738	$-	$738